Exhibit 99.2

ODYSSEY PIPELINE LLC
Condensed Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2017 and 2016

Table of Contents

Unaudited Condensed Balance Sheets	2

Unaudited Condensed Statements of Income	3

Unaudited Condensed Statements of Members' Capital	4

Unaudited Condensed Statements of Cash Flows	5

Notes to Unaudited Condensed Financial Statements	6-8

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$854,910	$241,853
Receivables from related parties	3,859,555	3,216,906
Other current assets	51,275	113,268
Total current assets	4,765,740	3,572,027
Property, plant and equipment	83,613,917	83,611,354
Accumulated depreciation	(77,151,184)	(77,017,844)
Property, plant and equipment, net	6,462,733	6,593,510
Advance for operations due from related party	350,000	350,000
Total assets	$11,578,473	$10,515,537

LIABILITIES and MEMBERS' CAPITAL
Current liabilities
Accounts payable and accrued liabilities	$47,657	$99,093
Payable to related parties	180,665	130,464
Total current liabilities	228,322	229,557
Asset retirement obligation	5,070,189	4,970,163
Total liabilities	5,298,511	5,199,720

Commitments and contingencies (Note 5)

Members' capital	6,279,962	5,315,817

Total liabilities and members' capital	$11,578,473	$10,515,537

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
UNAUDITED CONDENSED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
	2017	2016
Transportation & allowance oil revenue from related parties	$30,791,885	$27,726,912

Costs and expenses
Operations	1,121,871	870,686
Maintenance	453,519	328,856
General and administrative	1,296,298	1,089,887
Depreciation and amortization	133,340	99,499
Property and other taxes	23,667	23,242
Total costs and expenses	3,028,695	2,412,170
Operating income	27,763,190	25,314,742

Other income
Interest Income	954	991

Net Income	$27,764,144	$25,315,733
The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
UNAUDITED CONDENSED STATEMENT OF MEMBERS' CAPITAL

	Shell Oil Products US	Shell Midstream Partners' LP	GEL Offshore Pipelines LLC	Total
Members' capital at December 31, 2016	$1,678,174	$3,737,752	$(100,109)	$5,315,817
Net income at September 30, 2017	6,108,112	13,604,431	8,051,602	27,764,145
Cash distributions at September 30, 2017	(5,896,000)	(13,132,000)	(7,772,000)	(26,800,000)
Members' capital at September 30, 2017	$1,890,286	$4,210,183	$179,493	$6,279,962
The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net income	$27,764,144	$25,315,733
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	133,340	99,499
Accretion of asset retirement obligation	100,026	55,580
Changes in operating assets and liabilities
Accounts receivable	(642,649)	96,607
Other current assets	61,993	(21,975)
Accounts payable	36,934	(149,182)
Net cash provided by operating activities	27,453,788	25,396,262
Cash flows from investing activities
Capital expenditures	(40,731)	(19,950)
Net cash used in investing activities	(40,731)	(19,950)
Cash flows from financing activities
Distributions to Members	(26,800,000)	(25,500,000)
Net cash used in financing activities	(26,800,000)	(25,500,000)
Net increase in cash and cash equivalents	613,057	(123,688)
Cash and cash equivalents at beginning of the period	241,853	760,584
Cash and cash equivalents at end of the period	$854,910	$636,896
Supplemental Cash Flow Information
Non-cash investing and financing transactions
Change in accrued capital expenditures	(38,168)	(617)
The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

Odyssey Pipeline LLC (the Company) is a Delaware Limited Liability Company formed in 1997 to design, construct, own, and operate an approximately 106-mile pipeline system for the transportation of crude oil in offshore eastern Gulf of Mexico to markets in Louisiana in accordance with various purchase and sale contracts with producers served by the pipeline. Odyssey provides transportation for major oil producers and from more than 20 different production fields in the eastern Gulf of Mexico. Shell Pipeline Company LP (Operator) is the operator of the Company. Under the terms of an operating agreement (Agreement) dated August 1, 1997 and amended on March 3, 2009, the Operator, a wholly owned subsidiary of Equilon Enterprises LLC (doing business as Shell Oil Products US (SOPUS)), assumed responsibility of the operations of the Company.
In accordance with the above Agreement, the relative sharing ratios between the members for all revenues, costs, and expenses as of September 30, 2017 are 22% to SOPUS, 29% to GEL Offshore Pipeline LLC (GEL) and 49% to SHLX. In accordance with limited liability company agreement, no member shall be liable to any person as the result of any act or omission of another member or for Company loss, liabilities or obligations.
On October 3, 2016, Shell Midstream Partners, L.P. and its subsidiary (SHLX) acquired a 49.0% interest in the Company from SOPUS.
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Pursuant to the rules and regulations of the SEC, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. During interim periods, the Partnership follows accounting policies disclosed in its annual financial statements for year ended December 31, 2016. Operating results for the nine months ended September 30, 2017 and 2016 are not necessarily indicative of the results that may be expected for the full year. These interim financial statements should be read in conjunction with the Partnership’s annual financial statements for the year ended December 31, 2016 and the notes thereto.

Significant Accounting Policies
The accounting policies are set forth in Note 2- Significant Accounting Policies in the Notes to Financial Statements of the Partnership’s annual financial statements for the year ended December 31, 2016. There have been no significant changes to these policies during the nine months ended September 30, 2017.

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

Recent Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under GAAP. The ASU's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The update is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. The update allows for either “full retrospective” adoption, meaning the standard is applied to all of the periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements. We will adopt the requirements of the new standard in the first quarter of 2018 under the modified retrospective transition method.

As part of our implementation efforts to date, all of our revenue contracts have been subject to review to evaluate the effect of the new standard on our revenue recognition practices. We have also made progress in evaluating new disclosure requirements and identifying impacts to our business processes, systems and controls to support recognition and disclosure under the new guidance.

We have also identified potential contracts or elements of contracts that may require a change in presentation on our income statement, specifically related to product loss allowance, gross versus net presentation and reimbursements of capital expenditures. Currently, we do not anticipate these to materially impact our financial statements as there will be no net impact to income before taxes. However, this is still under review and subject to our ongoing assessment of the guidance.

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

For additional information on accounting pronouncements prior to September 2017, refer to Note 2- Significant Accounting Policies in the Notes to Financial Statements of the Partnership’s annual financial statement for the year ended December 31, 2016.

2. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Line pipe, equipment and other pipeline assets	$76,495,679	$76,471,942
Pipeline fill	2,305,404	2,305,404
Rights-of-way	448,476	448,476
Office, communication and data handling equipment	223,886	223,886
Construction work-in-process	—	21,174
Asset retirement cost	4,140,472	4,140,472
Total property, plant and equipment	$83,613,917	$83,611,354

Accumulated depreciation	(77,151,184)	(77,017,844)
Total property, plant and equipment, net	$6,462,733	$6,593,510
3. Asset Retirement Obligation (ARO)

Asset retirement obligation consisted of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Beginning balance of ARO	$4,970,163	$3,892,408
Revision to estimated cash flows	—	994,078
Accretion expense	100,026	83,677
Ending balance of ARO	$5,070,189	$4,970,163
4. Related Party Transactions

At September 30, 2017 and December 31, 2016, the Company had affiliate receivables of $3,840,600 and 3,216,436, respectively, relating to transportation services included in the “Receivables from related parties” of the accompanying Balance Sheets. Purchases were based on posted market prices. Sales were based on posted market prices, plus contract transportation fees. All such transactions were within the ordinary course of business and were invoiced and settled monthly. At September 30, 2017 and December 31, 2016, the Company had a receivable balance of $18,955 and $470, respectively, relating to non-transportation services from the Operator included in the “Receivables from related parties” of the accompanying Balance Sheets. These receivables occurred as a result of project or order settlements between the Company and the Operator and were offset against amounts owed to the Operator.
The Company has no employees, and relies on the Operator to provide personnel to perform daily operating and administrative duties on behalf of the Company. The Operator is wholly owned by SOPUS. Accordingly, in accordance with the terms of the Operating Agreement, the Operator charged the Company for expenses incurred on behalf of the Company in amounts aggregating for the nine months ended September 30,2017 and September 30, 2016 in the amounts of $2,527,858 and $1,884,844, respectively, which are included in “Operations” and “Maintenance” within the accompanying Statements of Income.
In addition, substantially all expenses incurred by the Company are paid by the Operator on the Company’s behalf. At September 30, 2017 and December 31, 2016, the Company owed $180,665 and $130,464, respectively, to reimburse Shell Pipeline for these expenses included in the “Payable to related parties” of the accompanying Balance Sheets. At September 30, 2017 and December 31, 2016, the Company had a receivable balance of $350,000 from Shell Pipeline which is comprised of

Exhibit 99.2

ODYSSEY PIPELINE COMPANY LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

advance payments made by the Company to Shell Pipeline and owed to the Company for operating expenses. This balance is included in “Advance for operations due from related party” which is included in the accompanying Balance Sheet.
Employees who directly or indirectly support the Company’s operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by Shell Oil, which includes other Shell Oil subsidiaries. The Company’s share of pension and postretirement health and life insurance costs for nine months ended September 30, 2017 and September 30, 2016 for the amounts of $122,794 and $116,677, respectively. The Company’s share of defined contribution plan costs for the nine months ended September 30, 2017 and September 30, 2016 for the amounts of $48,832 and $46,399, respectively. Pension and defined contribution benefit plan expenses were included in “General and Administrative expenses” in the Statements of Income.
5. Commitments and Contingencies

In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position, results of operations, or cash flow of the Company.
6. Subsequent Events

The Company has evaluated subsequent events that occurred after September 30, 2017 through November 8, 2017, which is the date the financial statements were available to be issued. Any material subsequent events that occurred during this time have been properly disclosed in the financial statements.